Indiana Gas Company, Inc.
October 30, 1997
Page 1

                                                                       EXHIBIT 5


                         [BARNES & THORNBURG LETTERHEAD]




                                October 30, 1997



Indiana Gas Company, Inc.
1630 North Meridian Street
Indianapolis, Indiana  46202

Gentlemen:

         You have requested our opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Indiana Gas Company, Inc., an Indiana corporation (the "Corporation"), filed pursuant to the Securities Act of 1933, as amended ("Securities Act"), relating to the offer and sale by the Corporation of up to $95,000,000 of debt securities (the "Debt Securities") to be issued and sold under the provisions of the Indenture between the Corporation and First Trust National Association (successor to Bank of America Illinois which in turn is successor to Continental Bank, National Association), dated as of February 1, 1991, as supplemented and amended and to be supplemented and amended for the purpose of creating the series of Debt Securities. We have examined such records, certificates and other documents and have made such investigation of law as we have deemed necessary in the circumstances.

         Based on that examination and investigation, it is our opinion that, when the Debt Securities have been issued and sold and the purchase price thereof has been paid in accordance with the transactions proposed in the Registration Statement, as the same may be amended, and when the steps mentioned in the next paragraph have been taken, and the Debt Securities shall have been duly executed, authenticated and delivered in accordance with the Indenture, and delivered against payment therefor, the Debt Securities will be legal, valid and binding obligations of the Corporation.

         The steps to be taken which are referred to in the next preceding paragraph are:

                                    1. Appropriate definitive action by the Board of Directors of the Corporation or an authorized committee thereof with respect to the proposed transactions set forth in the Registration Statement;

                                    2.   Compliance  with  the  Securities  Act,
                  applicable state blue sky laws and the Trust Indenture Act of 1939, as amended; and

                                    3. Issuance and sale of the Debt  Securities
                  in accordance with the corporate authorization aforesaid.

Indiana Gas Company, Inc.
October 30, 1997
Page 2

         This opinion letter is limited to the current Federal laws of the United States and the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction.

         We consent to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                      Very truly yours,


                                                      BARNES & THORNBURG

                                                      /s/ BARNES & THORNBURG